EXHIBIT 24
POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Michael Wu, Amanda DeGasperi, Robert J. Tannous and Patricia
S. Callahan, or any of them acting singly, and with full power of substitution and re-substitution, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities so long as such Attorney-in-Fact is an authorized representative of the Company (as defined below), to:

1. Prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary, advisable or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

2. Prepare, execute and submit to the SEC, Bath & Body Works, Inc. (the "Company"), and/or any national securities exchange on which the Company's securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and

3. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary, advisable or appropriate;

c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or
Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every action necessary, advisable or appropriate in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of May, 2025.

    /s/   Daniel Heaf
___________________________________
Signature


Name: Daniel Heaf

NOTARY ACKNOWLEDGMENT FOR POWER OF ATTORNEY
(To be completed by a Notary Public)

State of Florida)
County of Polk  )

On this 16th day of May, 2025 before me, Karinda Thomas, a Notary Public in and for said state, personally appeared Daniel Heaf, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person executed the Power of Attorney.

WITNESS my hand and official seal.

Signature  /s/ Karinda Thomas
Name:  Karinda Thomas

Notary Public for the State of:  Florida

My Commission Expires:  02/04/2028
Notarial Seal Affixed Here